Exhibit 23.2

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S CONSENT

We consent to the inclusion in this Registration Statement of P3 Health Partners Inc. (formerly known as Foresight Acquisition Corp.) on Form S-1 of our report dated April 5, 2021, with respect to our audit of the financial statements of Foresight Acquisition Corp. as of December 31, 2020 and for the period from August 20, 2020 (inception) through December 31, 2020. We also consent to the reference to our Firm under the heading “Experts”.

/s/ Marcum LLP

Marcum LLP

New York, NY

December 27, 2021